UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2016

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2016, Thomas H. Lee (Alternative) Fund VI, L.P. and certain other of its affiliated funds (collectively "THL"), which owns 19.29% of First BanCorp's (the "Corporation") common stock, notified the Corporation that, pursuant to the terms of the Corporation's investment agreement with THL and subject to required regulatory approvals, it has designated Joshua D. Bresler to replace Thomas M. Hagerty as THL's representative on the Corporation's and its subsidiary bank, FirstBank Puerto Rico, Board of Directors. The investment agreement entitles THL to designate a person to serve on our Board of Directors for as long as THL owns at least 25% of the number of shares acquired in the Corporation's private offering of shares in 2011. The Corporation expects that Thomas M. Hagerty will resign from the Board of Directors once the Board of Directors appoints his replacement to the Board, which appointment is subject to the receipt of any required regulatory approvals and the other terms of the investment agreement. Mr. Bresler has attended the meetings of the Board of Directors in a nonvoting observer capacity pursuant to the terms of the Corporation's investment agreement with THL since 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

September 22, 2016	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel